Exhibit 10.97

AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of February 23, 2011, by and between FTI Consulting, Inc., a Maryland corporation (“Company”), and Jack B. Dunn, IV (“Executive”).

W I T N E S S E T H:

WHEREAS, Company and Executive entered into an Employment Agreement dated as of November 5, 2002 (the “Employment Agreement”), which was amended by Amendment No. 1 thereto dated as of September 24, 2004, Amendment No. 2 thereto dated as of August 11, 2008, Amendment No. 3 thereto dated as of December 31, 2008, and Amendment No. 4 thereto dated as of June 2, 2010 (collectively, the Employment Agreement and Amendments No. 1, No. 2, No. 3 and No. 4 thereto, are referred to herein as the “Agreement”); and

WHEREAS, Company and Executive desire to further amend certain terms and conditions of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, Company and Executive hereby agree as follows:

1. During the Transition Period. Section 4(b) of the Agreement be and hereby is amended to provide that during the Transition Period (as defined in the Agreement), the amount that the Company will pay or cause to be paid to Executive in cash, in periodic installments not less frequently than monthly, will be $1.0 million for each year of the Transition Period.

2. Termination Due to Death or Disability. Section 10(d)(v) of the Agreement be and hereby is amended by deleting references to $2,500,000 throughout clause (v) and replacing such amount with the amount of $5.0 million throughout.

3. Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

4. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have signed this Amendment on the date first above written.

FTI CONSULTING, INC.

Date: March 21, 2011	By:	/S/ ERIC B. MILLER
	Name:	Eric B. Miller
	Title:	Executive Vice President, General Counsel and Chief Ethics Officer

EXECUTIVE

Date: March 18, 2011	By:	/S/ JACK B. DUNN, IV
Jack B. Dunn, IV

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